UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 13, 2007
Third Wave Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-31745	39-1791034

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

502 South Rosa Road, Madison, Wisconsin		53719

(Address of Principal Executive Offices)		(Zip Code)
(608) 273-8933
(Registrant’s Telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.
On July 13, 2007 Third Wave Technologies (“TWT”) entered into a new lease agreement (the “Lease Agreement”) with University Research Park, Incorporated for its building located at 502 S. Rosa Rd in Madison, WI.
The Lease Agreement supersedes TWT’s previous lease agreement for the building and reduces the total leased space by approximately 29%. Under the Lease Agreement, TWT expects to save approximately $1.4 million in rent expense over the term of the lease. The term of the Lease Agreement is from July 1, 2007 through September 30, 2014. Under the Lease Agreement the required $1,000,000 security deposit will be released in August 2007 as long as TWT pays all rent due under the Lease Agreement through such time.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THIRD WAVE TECHNOLOGIES, INC.
Date: July 19, 2007	By:	/s/ Cindy S. Ahn
		Name:	Cindy S. Ahn
		Title:	Vice President and General Counsel